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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1
                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                            ------------------------

                        FIRST TRUST NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                  36-40-46888
                                I.R.S. Employer
                              Identification No.)

      111 EAST WALKER DRIVE, SUITE 3000                            60601
              CHICAGO, ILLINOIS                                 (Zip code)
            (Address of principal
              executive offices)

                            ------------------------

                                 G. M. CARROLL
                        FIRST TRUST NATIONAL ASSOCIATION
                       111 EAST WALKER DRIVE, SUITE 3000
                            CHICAGO, ILLINOIS 60601
                            TELEPHONE (312) 228-9451
           (Name, address, and telephone number of agent for service)

                            ------------------------

                          INTERNATIONAL LEASE FINANCE
                                  CORPORATION
              (Exact name of obligor as specified in its charter)

                  CALIFORNIA                                    22-3059110
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                      Identification No.)

           1999 AVENUE OF THE STARS                                90067
                  39TH FLOOR                                    (Zip code)
           LOS ANGELES, CALIFORNIA
   (Address of principal executive offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)

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

ITEM 1. GENERAL INFORMATION.

     Furnish the following information as to the Trustee:

     (A) Name and address of each examining or supervising authority to which it is subject.

     Comptroller of the Currency, Washington, D.C.

     (B) Whether it is authorized to exercise corporate trust powers.

     Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the Trustee:

                            AS OF FEBRUARY 10, 1997

                                                                           COL. B
                                   COL. A                                  AMOUNT
                               TITLE OF CLASS                            OUTSTANDING
        ------------------------------------------------------------    -------------


     Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

     If the Trustee is a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (A) Title of the securities outstanding under each such other indenture.

     Not applicable by virtue of response to Item 13.

     (B) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the act arises as a result of the Trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     If the Trustee or any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state and nature of each such connection.

     Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Furnish the following information as to the voting securities of the Trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                            AS OF FEBRUARY 10, 1997

                          COL. A                      COL. B       COL. C        COL. D
                                                                               PERCENTAGE
                                                                                OF VOTING
                                                                               SECURITIES
                                                                               REPRESENTED
                                                                                BY AMOUNT
                                                     TITLE OF   AMOUNT OWNED    GIVEN IN
                       NAME OF OWNER                  CLASS     BENEFICIALLY     COL. C
        -------------------------------------------  --------   ------------   -----------


     Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

     Furnish the following information as to the voting securities of the Trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                            AS OF FEBRUARY 10, 1997

                          COL. A                      COL. B       COL. C        COL. D
                                                                               PERCENTAGE
                                                                                OF VOTING
                                                                               SECURITIES
                                                                               REPRESENTED
                                                                                BY AMOUNT
                                                     TITLE OF   AMOUNT OWNED    GIVEN IN
                       NAME OF OWNER                  CLASS     BENEFICIALLY     COL. C
        -------------------------------------------  --------   ------------   -----------


     Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the
Trustee:

                            AS OF FEBRUARY 10, 1997

                       COL. A                  COL. B             COL. C                COL. D
                                               WHETHER
                                                 THE
                                              SECURITIES
                                                 ARE           AMOUNT OWNED
                                               VOTING      BENEFICIALLY OR HELD    PERCENT OF CLASS
                                                 OR       AS COLLATERAL SECURITY    REPRESENTED BY
                                              NONVOTING     FOR OBLIGATIONS IN       AMOUNT GIVEN
                   TITLE OF CLASS             SECURITIES    DEFAULT BY TRUSTEE        IN COL. C
        ------------------------------------  ---------   ----------------------   ----------------


     Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the Trustee.

                            AS OF FEBRUARY 10, 1997

                      COL. A                   COL. B              COL. C                COL. D
                                                                AMOUNT OWNED
                                                            BENEFICIALLY OR HELD    PERCENT OF CLASS
                                                           AS COLLATERAL SECURITY    REPRESENTED BY
                                               AMOUNT        FOR OBLIGATIONS IN       AMOUNT GIVEN
         NAME OF ISSUER AND TITLE OF CLASS   OUTSTANDING     DEFAULT BY TRUSTEE        IN COL. C
        -----------------------------------  -----------   ----------------------   ----------------


     Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                            AS OF FEBRUARY 10, 1997

                      COL. A                   COL. B              COL. C                COL. D
                                                                AMOUNT OWNED
                                                            BENEFICIALLY OR HELD    PERCENT OF CLASS
                                                           AS COLLATERAL SECURITY    REPRESENTED BY
                                               AMOUNT        FOR OBLIGATIONS IN       AMOUNT GIVEN
         NAME OF ISSUER AND TITLE OF CLASS   OUTSTANDING     DEFAULT BY TRUSTEE        IN COL. C
        -----------------------------------  -----------   ----------------------   ----------------


     Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

                            AS OF FEBRUARY 10, 1997

                      COL. A                   COL. B              COL. C                COL. D
                                                                AMOUNT OWNED
                                                            BENEFICIALLY OR HELD    PERCENT OF CLASS
                                                           AS COLLATERAL SECURITY    REPRESENTED BY
                                               AMOUNT        FOR OBLIGATIONS IN       AMOUNT GIVEN
         NAME OF ISSUER AND TITLE OF CLASS   OUTSTANDING     DEFAULT BY TRUSTEE        IN COL. C
        -----------------------------------  -----------   ----------------------   ----------------


     Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Except as noted in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

                            AS OF FEBRUARY 10, 1997

                            COL. A                            COL. B             COL. C
                    NATURE OF INDEBTEDNESS              AMOUNT OUTSTANDING      DATE DUE
        ----------------------------------------------  ------------------     ----------


     Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

     (A) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     There is not nor has there been a default with respect to the securities under this indenture.

     (B) If the Trustee is a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under another indenture under which securities are outstanding.

14. AFFILIATIONS WITH THE UNDERWRITERS.

     If any underwriter is an affiliate of the Trustees, describe each such affiliation.

     Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the act.

     Not applicable.

ITEM 16. LIST OF EXHIBITS.

     List below all exhibits filed as a part of this statement of eligibility.

     1. A copy of the Articles of Association of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 333-19025.

     2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1; Registration No. 33-64175.

     3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-64175.

     4. A copy of the existing By-Laws of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-64175.

     5. Not applicable by virtue of response to Item 13.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, A National Banking Association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, as of the 10th day of February, 1997.

                                          FIRST TRUST NATIONAL ASSOCIATION

                                          By:        /s/ G.M. CARROLL
                                            ------------------------------------
                                                        G.M. Carroll
                                                     Vice President and
                                                    Assistant Secretary

                                                                       EXHIBIT 7

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVING BANKS FOR SEPTEMBER 30, 1996

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                          SCHEDULE RC -- BALANCE SHEET

                                     ASSETS

                                                                       RCON    C200     (LESS THAN)
                                                                       ----   -------   -----------
                                                                                DOLLAR AMOUNT IN
                                                                                    THOUSANDS
  1.  Cash and balances due from depository institutions (from
      Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin(1).......  0081    75,779   1.a
      b. Interest-bearing balances(2)................................  0071         0   1.b
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-8, column
      A).............................................................  1754         0   2.a
      b. Available-for-sale securities (from Schedule RC-8, column
      D).............................................................  1773     3,231   2.b
  3.  Federal funds sold and securities purchased under agreements to resell:
      a. Federal funds sold..........................................  0276         0   3.a
      b. Securities purchased under agreements to resell.............  0277         0   3.b
  4.  Loans and Lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule
      RC-C)..........................................................  2122         0   4.a
      b. LESS: Allowance for loan and lease losses...................  3123         0   4.b
      c. LESS: Allocated transfer risk reserve.......................  3128         0   4.c
      d. Loans and leases, net of unearned income, allowances, and
      reserve (item 4.a minus 4.b and 4.c)...........................  2125         0   4.d
  5.  Trading assets.................................................  3545         0   5.
  6.  Premises and fixed assets (including capitalized leases).......  2145       112   6.
  7.  Other real estate owned (from Schedule RC-M)...................  2150         0   7.
  8.  Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M).................................  2130         0   8.
  9.  Customers' liability to this bank on acceptances outstanding...  2155         0   9.
 10.  Intangible assets (from Schedule RC-M).........................  2143    26,407   10.
 11.  Other assets (from Schedule RC-F)..............................  2160     2,692   11.
 12.  Total assets (sum of items 1 through 11).......................  2170   108,221   12.

------------------------------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

                         FIRST TRUST OF ILLINOIS, N.A.*
                              111 E. WACKER DRIVE
                                   SUITE 3000
                               CHICAGO, IL 60601

                *Please note. As of midnight, December 31, 1996
    First Trust of Illinois, N.A., changed its name to First Trust National
                                  Associaton.

                                                                       RCON    C200     (LESS THAN)
                                                                       ----   -------   -----------
                                                                                DOLLAR AMOUNT IN
                                                                                    THOUSANDS

                                            LIABILITIES
 13.  Deposits
      a. In domestic offices (sum of totals of columns A and C from
         Schedule RC-E)..............................................  2200         0   13.a
        (1) Noninterest-bearing(1)...................................  6631         0   13.a.1
        (2) Interest-bearing.........................................  6636         0   13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and
      IBFs...........................................................
        (1) Noninterest-bearing......................................
        (2) Interest-bearing.........................................
 14.  Federal funds purchased and securities sold under agreements to repurchase:
      a. Federal funds purchased.....................................  0278         0   14.a
      b. Securities sold under agreements to repurchase..............  0279         0   14.b
 15.  a. Demand notes issued to the U.S. Treasury....................  2840         0   15.a
      b. Trading liabilities.........................................  3548         0   15.b
 16.  Other borrowed money:
      a. With a remaining maturity of one year or less...............  2332         0   16.a
      b. With a remaining maturity of more than one year.............  2333         0   16.b
 17.  Mortgage indebtedness and obligations under capitalized
      leases.........................................................  2910         0   17.
 18.  Bank's liability on acceptances executed and outstanding.......  2920         0   18.
 19.  Subordinated notes and debentures..............................  3200         0   19.
 20.  Other liabilities (from Schedule RC-G).........................  2930     1,730   20.
 21.  Total liabilities (sum of items 13 through 20).................  2948     1,730   21.
 22.  Limited-life preferred stock and related surplus...............  3282         0   22.

EQUITY CAPITAL
 23.  Perpetual preferred stock and related surplus..................  3838         0   23.
 24.  Common stock...................................................  3230     1,000   24.
 25.  Surplus (exclude all surplus related to preferred stock).......  3839   106,712   25.
 26.  a. Undivided profits and capital reserves......................  3632    (1,221)  26.a
      b. Net unrealized holding gains (losses) on available-for-sale
      securities.....................................................  8434         0   26.b
 27.  Cumulative foreign currency translation adjustments............
 28.  Total equity capital (sum of items 23 through 27)..............  3210   106,491   28.
 29.  Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21, 22, and 28)..................................  3300   108,221   29.

MEMORANDUM
To be reported only with the March Report of Condition.
      Indicate in the box at the right the number of the statement below
      that best describes the most comprehensive level of auditing work
      performed for the bank by independent external auditors as of any
      date during 1995...............................................  6724     N/A     M.1

[ ] Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

[ ] Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

[ ] Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

[ ] Director's examination of the bank performed by other external auditors (may be required by state chartering authority)

[ ]  Review of the bank's financial statements by external auditors

[ ]  Compilation of the bank's financial statements by external auditors

[ ]  Other audit procedures (excluding tax preparation work)

[ ]  No external audit work
------------------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.